                                                                EXHIBIT 10.10


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated Oct. 31st, 1996, hereinafter referred to as the "Agreement", is by and between Legacy Brands, Inc., hereinafter referred to as the "Employer", and Craig C. Connerty, hereinafter referred to as the "Employee".

                                    ARTICLE I
                                      Term

      1.1 Term of Employment. The Employer hereby employs the Employee and the Employee hereby accepts employment as Treasurer and Chief Financial Officer of the Employer for a period of three (3) years (the "Term") beginning on September 1, 1996 (the "effective date"), and which will be automatically extended on the anniversary date hereof, for an additional twelve (12) month period, unless canceled by either party as described herein.

      1.2 Notice of Cancellation. Following the expiration of the Term hereof, the automatic extension of this Agreement may be canceled by either party by giving written notice to the other party not later than 60 days before the anniversary date hereof, that the Agreement shall not be extended ("Notice of Cancellation"). In the event that either party cancels the automatic extension of this Agreement, such failure to extend the Agreement shall be considered a termination of the Employee as described in Article 6, herein, and such termination shall be subject to the termination provisions provided therein. This Agreement may be terminated earlier as hereinafter provided.

                                    ARTICLE 2
                               Duties of Employee

      2.1 Duties of Employee. As Treasurer and Chief Financial Officer, Employee shall be responsible for all matters relating to the financial condition, accounting and treasury activities of the Employer. The Employee shall also lead the analysis of health, insurance and benefit programs of the Employer. Other duties shall include, but are not limited to, working towards Employer's future success, and working closely with the Chief Executive Officer and other executives in evaluating the acquisition of other licenses and public financing. Notwithstanding the preceding provisions of this Article 2. 1, Chief Executive Officer ("CEO") shall have the right to reassign the Employee to such duties as he deems fit and proper in his sole discretion during the term hereof so long as such reassignment is consistent with the Employee's general responsibilities under this Agreement. Such reassignment shall not constitute termination.

      2.2 Best Efforts of Employee. Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof to the reasonable satisfaction of Employer. Such duties shall be rendered at the home office of Employer, and at such other place or places as Employer shall in good faith require or as the interest, needs, business or

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 2

opportunity of Employer shall require.

      2.3 Engaging in Other Employment. The Employee shall devote his productive time, ability, and attention to the business of the Employer during the term of this Agreement. The Employee shall not, during his employment:

            (i) within any jurisdiction or marketing area in which the Employer or any of its subsidiaries or affiliates is doing business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in ownership, management operation or control of or be connected in any manner with any business engaged in and in competition with the business conducted by Employer or any of its subsidiaries or affiliates. For these purposes, ownership of securities of not in excess of one (1%) percent of any class of securities of a public company shall not be considered to be competition with Employer or any of its subsidiaries or affiliates; or

            (ii) solicit for himself or any person other than the Employer or any of its subsidiaries, the business of any company which is a customer or client of the Employer, or any of its subsidiaries, or was a customer or client of Employer within two (2) years prior to the date of this Agreement; or

            (iii) persuade or attempt to persuade any employee of the Employer or any of its subsidiaries to leave the Employer's or subsidiary's employ or to become employed by any person other than the Employer or subsidiary.

      The Employee may perform certain CPA functions unrelated to his position as Chief Financial Officer outside of the Employer's principal place of business so long as these functions are approved by the CEO of the Employer and so long as they do not interfere with the Employee's duties under this Agreement.

      2.4 Regulations. The Employee agrees to comply with all federal, state and local laws, ordinances and regulations in the conduct of his business on behalf of Employer.

            If and when licenses or other registrations become required by law or pertinent regulatory bodies or agencies, the Employee shall undertake to make any necessary applications or do what may be required to secure such licenses or registrations.

                                    ARTICLE 3
                               Duties of Employer

      3.1 Payment of Compensation and Provision of Benefits. During the term hereof,

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 3

Employer agrees to pay all compensation due to Employee on at least a monthly basis as provided in Article 4, as well as to provide benefits, allowances and vacation as set forth therein.

        2 Advance Costs of Certain Potential Litigation. During the term hereof and subsequent thereto, Employer agrees to advance and incur any litigation costs incurred by Employee in connection any act or omission under this Agreement, or with any product liability, tampering, officer or director litigation brought by any investor or non-party to this Agreement. In exchange for the Employer's promise to advance any such costs, the Employee agrees to cooperate fully in the investigation and defense of any such claims.

                                    ARTICLE 4
                                  Compensation

      4.1 Basic Compensation. As compensation for services rendered under this Agreement, the Employee shall be entitled to receive from the Employer a minimum annual salary ("Annual Base Salary"), payable to Employee bimonthly on the 1st and 15th days of each month of the term hereof, as follows:

               For the
               Period:                                Amount
             -----------                            ---------
             1996-1997...........................   $120,000;
             1997-1998...........................   $132,000;
             1998-1999...........................   $145,000;

            The amount of Employee's actual compensation, including Annual Base Salary and benefits, may be increased by CEO of Employer at any time above the minimum Annual Base Salary described herein, and such increase shall not effect the operation or validity of any other provision of this Agreement.

      4.2 Bonus. The Employee is entitled to the payment of a bonus calculated on a target profit amount for each year. The target profit amount is the amount approved by the Chief Executive Officer (CEO) and shall be calculated based upon a formula comprised of earnings from operations before interest, taxes, depreciation and amortization. If, in any year hereof, the Employer attains 80% to 99% of the target profit amount, the employee is entitled to a bonus of 30% of his Annual Base Salary for the year, minus one percentage point for each percentage point the target profit amount is less than 100%. If the target profit amount is met exactly, the bonus shall be 30% of the Annual Base Salary. If the target profit amount is exceeded by 1% to 10%, the bonus shall be 30% plus 2% of the Annual Base Salary for each percentage point over 100%. If the target profit amount

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 4

is exceeded by 111% up to a ceiling of 150%, the bonus shall be 50% of the Annual Base Salary plus 3% of the Annual Base Salary for each percentage point over 110%. Such bonus shall be calculated based upon the Employer's fiscal year. Bonuses will be paid in three installments, the first payment representing 40% of the total bonus shall be made no later than seven (7) months after the beginning of the Employer's fiscal year and will be calculated using Employer's unaudited budgeted profits, the second payment representing another 40% of the bonus shall be made no later than thirteen (13) months after the beginning of the Employer's fiscal year and shall be calculated using Employer's unaudited actual financial figures, and the third payment representing the final 20% shall be made no sooner than the date upon which the Employer receives audited financial statements. Any adjustments will be made at the time of the third payment. Any overpayments shall be offset in the first and subsequent bonus payment(s) made in the following and subsequent fiscal year(s) until repaid. Any retroactive change in accounting principles which might affect any prior year(s) profit shall not give rise to any claim by the Employer against the Employee for any bonus payment. Furthermore, any change in accounting principles which was not contemplated in calculating the budgeted or actual profit shall not apply to the calculation of the Employee's bonus.

      4.3 Employee Benefits. The Employer shall use its best efforts to procure and maintain a group health insurance policy which shall provide the customary benefits to the Employee, as well as any other benefits approved by the CEO. If and when such benefits are provided to the Employee, the Employer agrees to maintain such benefits for the remaining term of this Agreement.

      4.4 Expenses. During the Term, Employee shall be reimbursed for his reasonable travel, entertainment, business meeting and similar expenditures for the benefit of Employer, but only in accordance with the policies of Employer as adopted by the Board from time to time. With respect to any expenses which are reimbursed by Employer to Employee, Employee shall account to Employer in sufficient detail to allow Employer to claim an income tax deduction for such paid item, if such item is deductible.

      4.5 Restricted Stock Award. The Employee shall be offered, pursuant to a separate Restricted Stock Purchase Agreement, an opportunity to purchase shares of Common Stock of the Employer (the "Shares"). The Employee's right to receive the full amount of Shares owed under the Restricted Stock Purchase Agreement shall be contingent on the Employee's continued employment with the Employer. In the event of a change in control resulting in a merger or acquisition, the Employee shall be granted securities of the new entity and adjusted to assure an approximation of value of the Employee's ownership in the Employer.

      4.6 Vesting. The Employee is entitled to receive annually, but based on a quarterly calculation, a certificate of vesting from the Employer representing the completion of twelve months of service under this Agreement calculated from February 1, 1996, in the form attached hereto as Exhibit A, which the Employee shall deliver to the Pledge Holder along with certain other

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 5

documents pursuant to the terms of the Restricted Stock Purchase Agreement in order to transfer, assign or convey Shares purchased under the Restricted Stock Purchase Agreement. Upon the expiration of one year from February 1, 1996, and delivery of the certificate of vesting together with other required documents, the Employee shall have the right to dispose of one-third of the Shares and shall be obligated to pay, or otherwise satisfy, one-third of the principal amount of the Promissory Note plus interest pursuant to the Restricted Stock Purchase Agreement and related Promissory Note. Such right to dispose of a percentage of Shares and corresponding duty to pay, or otherwise satisfy, amounts owed shall increase to two-thirds on February 1, 1998. The Employee shall not have the right to dispose of all of the Shares or the obligation to pay, or otherwise satisfy, the principal amount and interest thereupon under the Promissory Note until February 1, 1999.

      Once any portion of the Shares has vested and corresponding payments have been made pursuant to this paragraph, or under the Promissory Note, or the debt has been forgiven, such Shares are not subject to repurchase by the Employer. In the event the Employee is terminated without cause pursuant to Article 6.4, or upon the sale of the business or a change in CEO vesting will be determined according to Article 6.5. Any corresponding payments under the Promissory Note that have not been made will be due thirty days from the date of such termination. Failure to pay within thirty days will subject the Shares to repurchase by the Employer.

      4.7 Vacation. Employee shall be entitled to vacation of up to fifteen (I
5) calendar days per year, for the first year of this agreement and twenty (20) calendar days per year for years two and three. Such vacation time may accrue if not taken. Employee shall be entitled to observe all nationally observed holidays and to take and accrue such vacation time and sick days as determined by Employer's policy on such accruals for all employees.

      4.8 Professional Fees and Continuing Education Costs. The Employer agrees to pay Employee's annual CPA and association fees. The Employer shall also pay Employee's reasonable costs and expenses incurred in connection with Employee's annual education requirements.

                                    ARTICLE 5
                                 Confidentiality

      5.1 Confidentiality. During the course of employment, Employee shall become aware of certain methods, practices and procedures with which Employer conducts its business, including but not limited to: any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know how, designs, customer lists, business plans, marketing plans and strategies, and pricing strategies or any subject matter pertaining to any business of Employer or any of its clients, licensees or affiliates, all of which Employer and

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 6

Employee agree are proprietary information and as such are trade secrets. Employee agrees to keep confidential, except as Employer may otherwise consent, and not to disclose, or make any use of except for the benefit of Employer, at any time either during or subsequent to his employment, any said trade secrets.

      5.2 Return of Confidential Material. In the event of Employee's termination of employment with Employer, for any reason whatsoever, Employee agrees to promptly surrender and deliver to Employer all records, materials, equipment, drawings and data of any nature pertaining to any invention or confidential information of Employer or to his employment. Employee agrees not take with him any description containing or pertaining to any confidential information, knowledge or data of Employer which he may produce or obtain during the course of his employment.

                                   ARTICLE 6
                                  Termination
                                      and
                                 Severance Pay

      6.1 Termination by Death or Disability. This Agreement terminates upon the death or disability of the Employee. Compensation provided in the case of disability is to be determined as if the Employee had been terminated for cause per 6.3 below. All compensation ends on the date of the Employee's death.

      6.2 Termination by Employee. If the Employee terminates this Agreement with or without cause, he shall forfeit his compensation and bonuses remaining in this Agreement, and shall forfeit that portion of his restricted stock award as provided elsewhere in this Agreement. Any termination by Employee shall be with 60 days notice to the Employer.

      6.3 Termination by Employer for Cause. For purposes of this Agreement, an event or occurrence constituting "Cause" shall mean, as determined by Employer:

            6.3.1 Employee's willful failure or refusal after notice thereof, to perform specific directives of the Chief Executive Officer of Employer, when such directives are consistent with the scope and nature of Employees' duties and responsibilities as set forth in clause 2.1. hereof; or

            6.3.1 Dishonesty of Employee affecting Employer; or

            6.3.2 Drunkenness or use of drugs which interferes with the performance of

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 7

            Employee's duties and responsibilities under this Agreement; or

            6.3.3 Any gross or willful conduct of Employee resulting in substantial loss to Employer, substantial damage to Employer's reputation, or theft or defalcation from Employer; or

            6.3.4 Gross incompetence on the part of the Employee in the performance of the duties and responsibilities under this Agreement; or

            6.3.5 Any material breach (not covered by any of subc1auses 6.3.1 through 6.3.5) of Article 2 or Article 5 of this Agreement if such breach is not cured within 10 days after written notice thereof to Employee by Employer.

            In the event the Employee is terminated pursuant to this Article 6.3, the Employer shall have the option to compensate the Employee pursuant to this Agreement for a period of up to two months from the date of such termination. If the Employer decides to compensate the Employee pursuant to this Article, the Employee shall have the following duties and obligations for the period so compensated: i) to cooperate with the Employer by providing consulting services on site at any site reasonably required by the Employer, ii) not engage in any course of conduct which competes, directly or indirectly, with the business of the Employer, iii) keep confidential all of the Employer's trade secrets, confidential information, knowledge or data, and iv) return all confidential material to the Employer.

      6.4 Termination of Employee Without Cause. In the event the Employee is terminated for any reason other than for cause, the Employee shall be entitled to the compensation and bonuses he would have been paid had the Employer not terminated the Employee and the Employee had continued to provide services hereunder for as long as the CEO shall deem proper which in no event shall be less than two months from the date of termination. The Employee shall continue to be bound by Article 5 hereof.

            If the Employer compensates the Employee pursuant to this Article 6.4, the Employee shall have the following duties and obligations for the period so compensated: i) to cooperate with the Employer by providing consulting services on site at any site reasonably required by the Employer, ii) not engage in any course of conduct which competes, directly or indirectly, with the business of the Employer, iii) keep confidentiality all of Employer's trade secrets, confidential information, knowledge or data, and iv) return all confidential material, including but not limited to trade secrets, knowledge or data, to the Employer.

      6.5 Termination of Employee Upon Sale of Business; Change in CEO. This Agreement shall survive a merger, consolidation, or other business combination or change in the current CEO,

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 8

Thomas E. Kees, for the longer of the remaining term of this Agreement or one year. In the event of a merger, consolidation, or other business combination, or change in the current CEO, the Employer shall:

            6.5.1 Pay the Employee salary under the terms of this Agreement and may choose, at Employer's sole discretion, to utilize the services of the Employee on a consultant or independent contractor basis;

            6.5.2 Waive the vesting requirement as to any unvested Shares such that the Employee will have the right to dispose of all of the Shares contemplated by and pursuant to the Restricted Stock Purchase Agreement; and

            6.5.3 Provide the Employee with an Executive Placement Package.

      6.6 Effect of Termination on other Employees. In the event of termination, the Employee shall not for a period of at least three (3) years after termination persuade or attempt to persuade any employee of the Employer or any of its subsidiaries to leave the Employer's or subsidiary's employ or to become employed by any person other than the Employer or subsidiary.

      6.7 Effect of Termination on Article 5. In the event of the termination of this Agreement, Article 5.1 and 5.2 will survive termination of this Agreement.

      6.8 Pre-Termination Election. In the event the Employee or the Employer does not elect to renew this Agreement for a new term, for the last 12 months of the term hereof, the Employee and the Employer may mutually elect to convert the Employee's duties and title under this Agreement to the duties and title of consultant. Upon the expiration of this Agreement, the Employee may continue to utilize his services as a consultant.

      6.9 Administrative Leave. CEO shall have the right to place any Employee on Administrative Leave for a period of up to four weeks, which shall be paid or unpaid at the sole discretion of the CEO, during which time the Employee shall not discharge his duties to the Employer. In the event that the Employee is placed on unpaid leave pursuant to this Article 6.8, then at the end of thirty days from the date of effectiveness of such leave CEO shall make a determination as to Employee's status resulting in either termination or continued employment.

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 9

                                    ARTICLE 7
                               GENERAL PROVISIONS

      7.1 Succession. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns. The obligations and duties of Employee hereunder shall be personal and not assignable.

      7.2 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing. Mailed notices shall be addressed to the parties as follows, but each party may change his address by written notice in accordance with this paragraph:

            If to Employer:

               Legacy Brands, Inc.
               2200-B Douglas Blvd., Suite 100
               Roseville, California 95611

               Attn: Secretary

            If to Employee:

               Craig C. Connerty
               5444 Thunder Ridge Circle
               Rocklin, California 95765

      7. Inclusion of Entire Agreement Herein. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever with exception of such stock bonus plans, stock options or other deferred compensation as may from time to time be granted to Employee by action of the Board of Directors of Employer.

      7.4 Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            It is the desire and intent of the parties to this Agreement that the provisions of this

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 10

Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought; and that if any particular provisions or portion of this Agreement shall adjudicated to be invalid or unenforceable, such agreement shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

            The parties to this Agreement recognize that the performance of the obligations under this Agreement is special, unique and extraordinary in character and that in the event of the breach by Employee of the terms and conditions of this Agreement to be performed, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement or to enforce the specific performance thereof by Employee or to enjoin Employee from performing services for any such other person, firm or corporation.

      7.5 Arbitration. In the event of any dispute arising under this Employment Agreement, including any dispute regarding the nature, scope or quality of services provided by either party hereto, it is hereby agreed that such dispute shall be resolved by binding arbitration to be conducted by the American Arbitration Association (AAA), to be arbitrated in accordance with their rules and procedures in Sacramento, California. In the event of any such arbitration, pending resolution of the arbitration and award of costs by the arbitrator, each party hereto shall advance one-half of the amounts, if any, requested to be advanced to the arbitrator and/or the sponsoring organization.

      7.6 Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which may be entitled.

      7.7 Payment of Money Due Deceased Employee. If the Employee dies prior to the expiration of the term of employment, any money that may be due him from the Employer under this Agreement as of the date of his death shall be paid to his executors, administrators, heirs, personal representatives, successors, and assigns.

      7.8 Modification or Extension of Agreement. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except in writing, signed by the Employee and the Employer, but only after written approval of the Employer's CEO. Employee agrees that any subsequent change or changes in his duties, salary or compensation shall not effect the validity or scope of this Agreement.

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EMPLOYMENT AGREEMENT
LEGACY BRANDS, INC. AND
CRAIG C. CONNERTY
Page 11

      If, on the request or with the consent of Employer, Employee continues in his employment beyond the period described in Article 1, this Agreement shall remain in effect during continuance of such service.

      IN WITNESS WHEREOF, the parties have executed this Agreement at the Employer's offices in Roseville, California, this 31st day of Oct., 1996.

EMPLOYER:

LEGACY BRANDS, INC.

By:    /s/ THOMAS E. KEES
       ------------------------------
Name:  Thomas E. Kees
Title: Pres. & CEO

EMPLOYEE:

By:    /s/ CRAIG C. CONNERTY
       ------------------------------
       Craig C. Connerty

                                    EXHIBIT A
                             CERTIFICATE OF VESTING

                             CERTIFICATE OF VESTING


        The Secretary, or Assistant Secretary of Legacy Brands, Inc., ("Company") does this _____th of________, certify that____________, an employee of the Company, has completed_____ quarters of employment. The Employee has the right to purchase ________ shares of Common Stock of the Company.

        The issuance of this certificate creates an obligation in the Employee to pay such principal amount plus interest as bears relation to the portion of the shares of Common Stock of the Company which he is entitled to dispose of pursuant to the terms of the Employment Agreement, Restricted Stock Purchase Agreement and related Promissory Note.

       The undersigned certifies that the foregoing is true and accurate.

By:
   --------------------------------

Title:
      -----------------------------